Exhibit 10.10

Silicon Valley Bank

Amendment to Loan Documents

Borrower:	Unify Corporation

Date:	As of June 5, 2005 (the “June 2005 Amendment Date”)

THIS AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank (“Silicon”) and the borrower named above (“Borrower”).

Silicon and Borrower agree to amend the Loan and Security Agreement between them, dated June 6, 2003 (as otherwise amended, if at all, the “Loan Agreement”), as follows, effective as of the date hereof.  (Capitalized terms used, but not defined, in this Amendment shall have the meanings set forth in the Loan Agreement.)  The term “June 2005 Amendment Date” as defined above hereby is incorporated into the Loan Agreement.

1.                                      Amendments to Loan Agreement.

(a) Modification of Advance Rate relative to Eligible Accounts.  The portion of Section 1 of the Schedule to Loan Agreement that currently reads as follows:

1.  Revolving Loans.  An amount equal to: (A) the lesser of:  (i) $1,000,000 at any one time outstanding (the “Maximum Credit Limit”), or (ii) the sum of (a) 75% (an “Advance Rate”) of the amount of Borrower’s Eligible Accounts (as defined in Section 8 above) plus (b) 30% (an “Advance Rate”) of the amount of Borrower’s unrestricted cash in investment accounts maintained at Silicon minus (B) the Term Loans (as defined below).

, hereby is amended and restated in its entirety to read as follows:

1.  Revolving Loans.  Subject to the terms and conditions of this Agreement, Silicon agrees to make revolving advances (individually and collectively, “Revolving Loans”) up to an aggregate amount equal to: (A) the lesser of: (i) $1,000,000 at any one time outstanding (the “Maximum Credit Limit”), or (ii) the sum of (a) 80% (an “Advance Rate”) of the amount of Borrower’s Eligible Accounts (as defined in Section 8 above) plus (b) 30% (an “Advance Rate”) of the amount of Borrower’s unrestricted cash in investment accounts maintained at Silicon minus (B) the then aggregate outstanding amount of Term Loans (as defined below).

(b) Modification of Definition of Eligible Accounts.  Clause (viii) of the Minimum Eligibility Requirements set forth in the definition of “Eligible Accounts” in Section 8 of the Loan Agreement, which currently reads as follows:

(viii) the Account must not be owing from an Account Debtor located outside the United States or Canada (unless pre-approved by Silicon in its discretion in writing, or backed by a letter of credit satisfactory to Silicon, or FCIA insured satisfactory to Silicon),

, hereby is amended and restated in its entirety to read as follows:

(viii) the Account must not be owing from an Account Debtor located outside the United States or Canada (a “Foreign Account”), except for (A) Foreign Accounts in an aggregate amount (up to $250,000) determined by Silicon in its discretion from time to time, and (B) any other Foreign Accounts otherwise pre-approved by Silicon in its discretion in writing, or backed by a letter of credit satisfactory to Silicon, or FCIA insured satisfactory to Silicon,

(c) Modification of Term Loans (including moving the Term Loan principal amortization provisions formerly in Section 4 of the Schedule to Section 1 of the Schedule).  The portion of Section 1 of the Schedule to Loan Agreement that currently reads as follows:

2.  Term Loans.  An amount equal to the aggregate unpaid principal balance from time to time outstanding of the Loans (“Term Loans”) made from time to time by Silicon to Borrower in a total amount not to exceed $500,000 for the purchase by Borrower of new or used Equipment acceptable to Silicon in its sole discretion, including computer equipment, office equipment, lab equipment, test equipment and furnishings.  To evidence each of the Term Loans, Borrower shall deliver to Silicon, at the time of each Term Loan request, an invoice for the Equipment (a) to be purchased or (b) which was previously purchased by the Borrower.  The Loan request with respect to any particular Equipment must be made within 90 days of the date such Equipment was purchased.  The Term Loans shall be used only to (a) purchase Equipment or (b) reimburse the Borrower for previously purchased Equipment and shall not exceed 100% of the invoice amount of such Equipment approved from time to time by Silicon.  Subject to and upon the terms and conditions of this Agreement, Term Loans shall be available through December 31, 2004.  The Term Loans shall be repaid as provided for herein.  Interest shall accrue from the date of each Term Loan at the rate provided for herein and is payable monthly as provided for herein.  Term Loans shall be made in disbursements of not less than $100,000.

, hereby is amended and restated in its entirety to read as follows:

2. Term Loans. Subject to the terms and conditions of this Agreement: (a) Silicon previously made the following term loans (individually and collectively, the “First Tranche Term Loans”): (i) that certain term loan designated internally by Silicon as Loan #UNI-06, which has an outstanding principal balance of $16,666.60 as of June 5, 2005; (ii) that certain term loan designated internally by Silicon as Loan #UNI-07, which has an outstanding principal balance of $20,833.27 as of June 5, 2005; and (iii) that certain term loan designated internally by Silicon as Loan #UNI-08, which has an outstanding principal balance of $68,021.59 as of June 5, 2005; and (b) Silicon agrees to make additional term loans (individually and collectively, “Second Tranche Term Loans”), in an aggregate original principal amount not to exceed the result of (i) $250,000, minus (ii) the aggregate outstanding principal amount of the First Tranche Term Loans as of the June 2005 Amendment Date; for the purchase by Borrower of new or used Equipment acceptable to Silicon in its sole discretion, including computer equipment, office equipment, lab equipment, test equipment and furnishings.  As used herein, the term “Term Loans” means, individually and collectively, the First Tranche Term Loans and the Second Tranche Term Loans.  To evidence each of the Term Loans, Borrower shall deliver to Silicon, at the time of each Term Loan request, an invoice for the Equipment (a) to be purchased or (b) which was previously purchased by the Borrower.  The Loan request with respect to any particular Equipment must be made within 90 days of the date such Equipment was purchased.  The Term Loans shall be used only to (a) purchase Equipment or (b) reimburse the Borrower for previously purchased Equipment and shall not exceed 100% of the invoice amount of such Equipment approved from time to time by Silicon.  Subject to and upon the terms and conditions of this Agreement, Second Tranche Term Loans may be made by Silicon during the period commencing on the June 2005 Amendment Date and ending on December 31, 2005.  The Term Loans shall be repaid as provided for herein.  Interest shall accrue from the date of each Term Loan at the rate provided for herein and is payable monthly as provided for herein.  Term Loans shall be made in disbursements of not less than $100,000.

The outstanding principal balance of each Term Loan shall be repaid by Borrower to Silicon in twenty-four (24) equal monthly payments of principal, commencing on the last day of the calendar month in which the applicable Term Loan is made and continuing on the same day of each subsequent month until the earlier of the following dates (with respect to each Term Loan, the “Term Loan Maturity Date”): (i) the date such Term Loan has been indefeasibly paid in full; or (ii) the Revolving Loans Maturity Date; or (iii) the date this Agreement terminates by its terms or is terminated by either party in accordance with its terms.  With respect to each Term Loan, on the Term Loan Maturity Date for such Term Loan, the entire unpaid principal balance of such Term Loan, plus all accrued and unpaid interest thereon, shall be due and payable.  Interest on each Term Loan shall be payable monthly as provided in Section 1.2 of this Agreement.

(d) Modification of Maturity Date (including moving the Term Loan principal amortization provisions formerly in Section 4 of the Schedule to Section 1 of the Schedule).  Section 4 of the Schedule to Loan Agreement, which currently reads as follows:

4.         MATURITY DATE

(Section 6.1):                         June 5, 2005.

Notwithstanding the foregoing, with respect to the Term Loans: The outstanding principal balance of each Term Loan shall be repaid by Borrower to Silicon in twenty-four (24) equal monthly payments of principal, commencing on the last day of the calendar month in which the applicable Term Loan is made and continuing on the same day of each subsequent month until the earlier of the following dates: (i) the date such Term Loan has been indefeasibly paid in full, or (ii) the date the Revolving Loans are terminated, or (iii) the date this Agreement terminates by its terms or is terminated by either party in accordance with its terms.  On the earlier to occur of the foregoing dates, the entire unpaid principal balance of the Term Loans, plus all accrued and unpaid interest thereon, shall be due and payable.  Interest on each Term Loan shall be payable monthly as provided in Section 1.2 of this Agreement.

, hereby is amended and restated in its entirety to read as follows:

4.         MATURITY DATE

(Section 6.1):         With respect to all Obligations other than the Term Loan Obligations, June 4, 2006 (the “Revolving Loans Maturity Date”).

With respect to each Term Loan and Obligations specifically identified to such Term Loan (collectively, “Term Loan Obligations”), the Term Loan Maturity Date applicable to such Term Loan as set forth in Section 1 of this Schedule.

(e) Modification of Early Termination Fee.  The portion of Section 6.2 of the Loan Agreement that currently reads as follows:

If this Agreement is terminated by Borrower or by Silicon under this Section 6.2, Borrower shall pay to Silicon a termination fee in an amount equal to one percent (1.0%) of the Maximum Credit Limit, provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Silicon Valley Bank.

, hereby is amended and restated in its entirety to read as follows:

If this Agreement is terminated by Borrower or by Silicon under this Section 6.2, Borrower shall pay to Silicon a termination fee in an amount equal to one-half of one percent (0.5%) of the Maximum Credit Limit, provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Silicon Valley Bank.

(f) Modification of Certain Reporting Requirements.  The portion of Section 6 of the Schedule to Loan Agreement that currently reads as follows:

2.                                       Monthly accounts receivable agings, aged by invoice date, within fifteen days after the end of each month.

3.                                       Monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, within fifteen days after the end of each month.

4.                                       Monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports, and general ledger, within fifteen days after the end of each month.

, hereby is amended and restated in its entirety to read as follows:

2.                                       Monthly accounts receivable agings, aged by invoice date, within thirty days after the end of each month.

3.                                       Monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, within thirty days after the end of each month.

4.                                       Monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports, and general ledger, within thirty days after the end of each month.

(g) Modification of Certain Streamline Provision.  Subsection (2) of Section 8(c) of the Schedule to Loan Agreement, which currently reads as follows:

(2)          In order for a Streamline Period to go into effect, and at all times during the Streamline Period, no Revolving Loans may be outstanding or made, no Letters of Credit may be outstanding, the combined amount of the required FX Reserves and Cash Management Reserves may not exceed $250,000 and the amount of Obligations outstanding with respect to the Term Loans may not exceed $500,000.

, hereby are amended and restated in their respective entirety to read as follows:

(2)          In order for a Streamline Period to go into effect, and at all times during the Streamline Period, no Revolving Loans may be outstanding or made, and no Letters of Credit may be outstanding.

(h) Modification of Financial Covenant (including deletion of existing Tangible Net Worth financial covenant and addition of new Liquidity Covenant).  Section 5 of the Schedule to Loan Agreement, which currently reads as follows:

5.         FINANCIAL COVENANTS

(Section 5.1):                         Borrower shall comply with each of the following covenants:

Minimum Tangible

Net Worth:                               Borrower shall maintain a Tangible Net Worth of not less than the following amounts as of the end of each of the following months:

As of end of:	Minimum Tangible Net Worth
May, 2004	$2,250,000
June, 2004	$2,250,000
July, 2004	$3,000,000
August, 2004	$2,250,000

September, 2004	$2,250,000
October, 2004	$3,000,000
November, 2004	$2,250,000
December, 2004	$2,250,000
January 2005	$2,750,000
February 2005	$2,250,000
March 2005	$2,250,000
April 2005

$3,000,000; unless on or before March 31, 2005, the Minimum Tangible Net Worth Covenant shall be reset, by mutual written agreement of Silicon and Borrower in their respective discretion, for April 2005 and each month thereafter based on Borrower’s projected financial statements for such period, such projected financial statements to have been approved by the Borrower’s Board of Directors and accepted jointly by Borrower and by Silicon in their respective discretion, which projected financial statements Borrower hereby covenants and agrees to deliver to Silicon no later than March 15, 2005.

May 2005	$2,250,000

Definitions.                                  For purposes of the foregoing financial covenants, the following term shall have the following meaning:

“Tangible Net Worth” shall mean the excess of total assets over total liabilities, determined in accordance with GAAP, with the following adjustments:

(A)      there shall be excluded from assets:  (i) notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates, and (ii) all assets which would be classified as intangible assets under GAAP, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licenses and franchises

(B)        there shall be excluded from liabilities:  all indebtedness which is subordinated to the Obligations under a subordination agreement in form specified by Silicon or by language in the instrument evidencing the indebtedness which Silicon agrees in writing is acceptable to Silicon in its good faith business judgment.

, hereby is amended and restated in its entirety to read as follows:

5.         FINANCIAL COVENANTS

(Section 5.1):                         Borrower shall comply with each of the following covenants:

Minimum

Liquidity:                                         During each month, Borrower shall maintain Liquidity of at least $2,000,000.

Definitions.                                                     For purposes of the foregoing financial covenants, the following term shall have the following meaning:

“Liquidity” shall mean, as of any date of determination, the sum of (a) Borrower’s unrestricted cash maintained on deposit at Silicon, plus (b) the net amount of all Eligible Accounts of Borrower.

2.                                      Limited Waiver.  Silicon and Borrower hereby agree that the failure of Borrower to comply with the Tangible Net Worth financial covenant required under Section 5 of the Schedule to Loan Agreement (as in effect immediately prior to the effectiveness of this Amendment) solely for the month ending April 30, 2005 (the “Designated TNW Default”) hereby is waived. It is understood, however, that the foregoing waiver of the Designated TNW Default does not constitute a waiver of the aforementioned covenant with respect to any other date or time period, or of any other provision or term of the Loan Agreement or any other Loan Document, nor an agreement to waive in the future such covenant with respect to any other date or time period or any other provision or term of the Loan Agreement or any other Loan Document.

3.                                      Fee.  In consideration for Silicon entering into this Amendment, Borrower shall concurrently pay Silicon a fee in the amount of $15,000.00, which shall be fully-earned and non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Documents.  Silicon is authorized to charge such fee to Borrower’s loan account.

4.                                      Representations True.  Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

5.                                      General Provisions.  This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof.  Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

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6.                                      Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same document.  Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment.

Borrower:		Silicon:

UNIFY CORPORATION		SILICON VALLEY BANK

By	/s/ Todd E. Wille	By	/s/ Mark Harris
President or Vice President		Title	Relationship Manager

By	/s/ Todd E. Wille
Secretary or Ass’t Secretary